Exhibit 10.47
MAGNACHIP SEMICONDUCTOR LLC
NOTICE OF GRANT OF RESTRICTED UNITS
[Non-US Participants]
The Participant has been granted an award (the “Award”) of certain Common Units (the “Units”) of MagnaChip Semiconductor LLC pursuant to the MagnaChip Semiconductor LLC 2009 Common Unit Plan (the “Plan”), as follows:

Participant:	John McFarland

Date of Grant:	December 8, 2009

Total Number of Units:	336,000, subject to adjustment as provided by the Restricted Unit Agreement.

Fair Market Per Unit on Date of Grant:	US $0.74

Initial Vesting Date:	The Date of Grant

Local Law:	The laws, rules and regulations of [Name of Country], of which the Participant is a resident.

Vested Units:	Except as provided in the Restricted Unit Agreement and provided the
Participant’s Service has not terminated prior to the applicable date, the number of Vested Units (disregarding any resulting fractional Unit) as of any date is determined by multiplying the Total Number of Units by the cumulative “Vested
Ratio” (not to exceed 1.0) determined as of such date as follows:

Vested Ratio
Prior to Initial Vesting Date	0.0

On Initial Vesting Date	0.34

Plus, on completion of next period of one (1) year	0.33

Plus, on completion of next period of one (1) year	0.33
     By their signatures below, the Company and the Participant agree that the Award is governed by this Grant Notice, by the provisions of the Plan and Restricted Unit Agreement, and by the Operating Agreement, all of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan, the Restricted Unit Agreement and the Operating Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the Award subject to all of their terms and conditions.

MAGNACHIP SEMICONDUCTOR LLC		PARTICIPANT

By:	/s/ Sang Park	/s/ John McFarland

Signature

Its:	CEO & Chairman	12/18/2009

Date
Address:	891 Daechi-dong, Gangnam-gu Seoul, Korea 135-738

Address

ATTACHMENTS:	2009 Common Unit Plan, as amended to the Date of Grant; Restricted Unit Agreement; Assignment Separate from Certificate; and Operating Agreement